UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL (Address of principal executive offices)	34108 (Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

On December 23, 2015, the Board of Directors of FTE Networks, Inc. (“Company”) approved a 1 for 20 reverse stock split of our issued and outstanding shares of Common Stock and an increase of authorized common shares to 200,000,000. On December 30, 2015, stockholders holding a majority of our voting power approved by written consent the amendment to our Articles of Incorporation, which approved the Reverse Split and authorized the increase in our common shares.  Any fractional shares of our Common Stock resulting from the reverse stock split will be rounded up to the nearest whole share. The new CUSIP number for our Common Stock following the reverse stock split will be 30283R 303.

The reverse stock split and the increase in the number of our authorized shares of Common Stock are to become effective on the open of business May 26, 2016.

The reverse stock split and the decrease in the number of our authorized shares of Common Stock are described in a Certificate of Change Pursuant to NRS Section 78.209 which was filed with the Nevada Secretary of State’s office on May 25, 2016, a copy of which is attached hereto as Exhibit No. 3.1.

The Company increased its common stock authorized to 200,000,000 shares as described in a Certificate of Amendment Pursuant to NRS Section 78.385 and 78.390 which was filed with the Nevada Secretary of State’s office on May 25, 2016, a copy of which is attached hereto as Exhibit No. 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Nevada Secretary of State Filings

99.1	Press Release of FTE Networks, Inc. dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

Date: May 25, 2016